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                                                                  Exhibit 10.5.3

                         AMENDMENT OF GUARANTY AGREEMENT

                  AMENDMENT OF GUARANTY AGREEMENT, dated as of June 16, 2000, between NM Acquisition Corp., a Delaware corporation (the "New Guarantor") and the successor corporation to NEXTLINK Communications, Inc., a Delaware corporation (the "Old Guarantor"), and Level 3 Communications, L.L.C., a Delaware limited liability company (the "Beneficiary").

                              W I T N E S S E T H:

                  WHEREAS, the Old Guarantor is, indirectly, the owner of 50% of the issued and outstanding membership interests in INTERNEXT, L.L.C., a Delaware limited liability company (the "Grantee");

                  WHEREAS, the Beneficiary and the Grantee have entered into a Cost Sharing and IRU Agreement, dated as of July 18, 1998 (the "IRU Agreement"), providing for the grant by the Beneficiary to the Grantee of an indefeasible right to use and/or ownership of certain facilities in the Grantor System (as defined in the IRU Agreement);

                  WHEREAS, pursuant to the terms of the IRU Agreement, the Old Guarantor entered into a Guaranty Agreement, dated as of July 18, 1998, with the Beneficiary (the "Old NEXTLINK Guaranty Agreement"), pursuant to which the Old Guarantor agreed to guarantee certain obligations of the Grantee under the IRU Agreement;

                  WHEREAS, until May 5, 2000, Eagle River Investments, L.L.C., a Washington limited liability company ("Eagle River"), was, indirectly, the owner of 50% of the issued and outstanding membership interests in the Grantee, and on May 5, 2000, Eagle River duly transferred all of its 50% indirect interest in the Grantee to Mr. Craig O. McCaw, Eagle River's controlling member;

                  WHEREAS, pursuant to an Amended and Restated Agreement and Plan of Merger and Share Exchange Agreement, dated as of May 10, 2000, by and among the New Guarantor, the Old Guarantor, Eagle River, Mr. McCaw and
Concentric Network Corporation, a Delaware corporation, among other things, the New Guarantor has agreed to purchase, indirectly, the 50% of the issued and outstanding membership interests in the Grantee indirectly owned by Mr. McCaw ("the "Transaction"), and as a result of such agreement the New Guarantor, as the successor to the Old Guarantor, will become,
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indirectly, the owner of 100% of the issued and outstanding membership interests in the Grantee;

                  WHEREAS, Eagle River entered into a Guaranty Agreement, dated as of July 18, 1998, with the Beneficiary (the "Eagle Guaranty Agreement"), pursuant to which
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Eagle River agreed to guarantee certain obligations of the Grantee under the IRU
Agreement; and

                  WHEREAS, simultaneously on the date hereof, Eagle River and the Beneficiary will enter into a termination of the Eagle Guaranty Agreement, on the condition that the New Guarantor and the Beneficiary amend the Old NEXTLINK Guaranty Agreement on the terms and subject to the conditions of this Amendment.

                  NOW THEREFORE, in consideration of the premises and mutual promises, agreements and covenants contained in this Amendment, each of the parties hereby agrees as follows:

         1.       Amendment.

                  In accordance with Section 9 of the Old NEXTLINK Guaranty Agreement, the parties hereby amend the Old NEXTLINK Guaranty Agreement, effective on, and subject to, the closing of the Transaction, as follows:

                  The definition of "Guaranteed Obligations" appearing in
                  Section 1(a) of the Old NEXTLINK Guaranty Agreement is amended by deleting and substituting the phrase "50% of the IRU Obligations" with the phrase "100% of the IRU Obligations".

         2.       No Material Adverse Change.

                  The New Guarantor hereby represents and warrants that the New Guarantor, as the successor to the Old Guarantor, has not suffered a material adverse change in its financial condition or prospects relative to such condition or prospects on the date the Old NEXTLINK Guaranty Agreement was originally executed and delivered by the Old Guarantor.

         3.       Confirmation of NEXTLINK Guaranty Agreement.

                  Except as set forth in Section 1 of this Amendment, the terms, conditions and agreements set forth in the Old NEXTLINK Guaranty Agreement are hereby ratified and confirmed and shall continue in full force and effect.

         4.       Miscellaneous.

         4.1 This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without regard to
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                  principles of conflicts of laws.

         4.2 This Amendment may be executed in counterparts, each of which shall be deemed to an original and all of which taken together shall constitute one and the same instrument.

         4.3 This Amendment contains the entire agreement of the parties with respect to its subject-matter.

         4.4 The descriptive headings in this Amendment are for convenience of reference only and may not be deemed to alter or affect the meaning or interpretation of any provision of this Amendment.

         4.5 This Amendment may only be amended, supplemented, modified or waived by an instrument in writing signed by both parties.

         4.6      This Amendment is binding upon and will inure to the benefit of the parties and their respective successors and permitted assigns.
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                  IN WITNESS WHEREOF, the New Guarantor and the Beneficiary have duly executed this Amendment by their authorized representatives, effective as of the date first written above.

                                            The New Guarantor

                                            NM ACQUISITION CORP.
                                            (as successor to NEXTLINK
                                               Communications, Inc.)

                                            By: /s/ DANIEL F. AKERSON
                                               ---------------------------
                                               Name:  Daniel F. Akerson
                                               Title: CEO

                                            The Beneficiary

                                            LEVEL 3 COMMUNICATIONS, L.L.C.

                                            By: /s/ R. DOUGLAS BRADBURY
                                               ---------------------------
                                               Name:  R. Douglas Bradbury
                                               Title: Exec. V.P.